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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Pioneer-Standard Electronics, Inc. 2000 Stock Option Plan for Outside Directors and The Pioneer Standard Electronics, Inc. 2000 Stock Incentive Plan, as amended, of our reports dated May 7, 2001, with respect to the consolidated financial statements of Pioneer-Standard Electronics, Inc. and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





                                       /s/ Ernst & Young LLP
                                       ---------------------------
                                           Ernst & Young LLP


Cleveland, Ohio
June 28, 2001